EXHIBIT 23


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K, into the Company's previously filed Form S-8 Registration Statements, as amended, File Numbers 2-72787, 2-92445, 33-20034, 33-25483, 33-46778, 33-46780, 33-46781, 33-61689, 33-61707
and Form S-3 Registration Statements, as amended, File Numbers 33-19908 and 33-78606.






/S/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP
Grand Rapids, Michigan
March 11, 1996